UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): April 10, 2012 (April 4, 2012)

Valeant Pharmaceuticals International, Inc.
(Exact name of registrant as specified in its charter)

Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4787 Levy Street Montreal, Quebec Canada H4R 2P9 (Address of principal executive offices) (Zip Code)

514-744-6792
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) On April 4, 2012, the Board of Directors determined, upon the recommendation of its Audit and Risk Committee, to appoint, effective April 10, 2012, PricewaterhouseCoopers LLP (U.S.) ("PwC U.S.") as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2012, replacing PricewaterhouseCoopers LLP (Canada) ("PwC Canada") who resigned as auditors effective on April 10, 2012.

The audit report of PwC Canada on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2011 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal year ended December 31, 2011, and in the Company’s subsequent interim period from January 1, 2012 through April 10, 2012, (i) there were no disagreements with PwC Canada on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC Canada’s satisfaction, would have caused PwC Canada to make reference to the subject matter of the disagreement in connection with its report; and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC Canada with a copy of this report and requested that PwC Canada provide a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the foregoing statements. A copy of this letter from PwC Canada, dated April 10, 2012, is attached hereto as Exhibit 16.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter, dated April 10, 2012, from PricewaterhouseCoopers LLP (Canada).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
Date: April 10, 2012	By:	/s/ Howard B. Schiller
Howard B. Schiller
Executive Vice President, Chief Financial Officer